Ex.99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 25 to File No. 333-38801; Amendment No. 25 to File No. 811-08457) of Delaware Group Foundation Funds of our report dated November 14, 2007 included in the 2007 Annual Report to shareholders.

Philadelphia, Pennsylvania
January 23, 2008